                                                                   Exhibit 4.7.1

                                 AMENDMENT NO. 1


         This Amendment No. 1 dated as of January __, 2002 (this "AMENDMENT NO. 1"), among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below) amends certain provisions of the Credit Agreement, dated as of July 12, 2001 (the "CREDIT AGREEMENT"), among the Borrower, the Lenders (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders, and CIBC, Inc. and General Electric Capital Corporation each as co-documentation agents for the Lenders.


                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Lenders, the Issuers and the Administrative Agent are parties to the Credit Agreement and, as of the date hereof, the Lenders consenting to this Amendment No. 1 constitute the Requisite Lenders;


         WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to make certain amendments to the Credit Agreement as set forth herein; and


         WHEREAS, pursuant to Section 11.1 (Amendments, Waiver, Etc.) of the Credit Agreement, the consent of the Requisite Lenders is required to amend the provisions of the Credit Agreement as set forth herein;


         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

         SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Closing Date and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

                  (a) By amending Section 1.1 (Defined Terms) as follows:

                           (i) The definition of "CHANGE OF CONTROL" shall be
                  amended in its entirety to read as follows:

                                    "CHANGE OF CONTROL" means any event,
                           transaction or occurrence as a result of which (i) neither (A) the Permitted Holders nor (B) NBC and its Affiliates owns and controls, beneficially, Stock of the Borrower possessing the voting power under normal circumstances to cast 51% or more of the Borrower's Voting Stock or (ii) neither (A) the Permitted Holders nor (B) NBC and its Affiliates has the voting power or the contractual right to elect a majority of the Borrower's board of directors.

                           (ii) The following definition shall be added in
                  alphabetical order:

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                                    "PERMITTED HOLDERS" means, collectively,
                           Lowell W. Paxson, his spouse, his children or other lineal descendants (whether adoptive or biological), and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.

                  (b) By amending clause (e) of Section 8.1 (Indebtedness) in its entirety to read as follows:

                           (e) Subordinated Debt incurred by the exchange or
                  conversion of any existing exchangeable or convertible Preferred Stock into Indebtedness; PROVIDED, HOWEVER, that no such exchange or conversion shall be permitted (A) unless (x) such Indebtedness shall be refinanced pursuant to CLAUSE (F) below substantially concurrently therewith or (either prior to or at the time of such exchange or conversion) the terms of such Indebtedness shall be amended to provide that (i) no cash interest payments shall be made in respect of such Subordinated Debt prior to the Final Maturity Date (although the non-cash interest rate in respect thereof may be increased by up to two per cent. per annum) and (ii) (to the extent deemed necessary by the Administrative Agent) no payment on any guaranty in respect of such Subordinated Debt given by the Restricted License Subsidiary shall be made prior to the repayment in full of the Loan Sub-Portion and (y) the exchange or conversion is otherwise made in accordance with the terms of the relevant Preferred Stock Documents and (B) if a Default or Event of Default has occurred which is continuing or would result therefrom;

                  (c) By amending clause (f) of Section 8.1 (Indebtedness) in its entirety to read as follows:

                           (f) Subordinated Debt which refinances the Preferred
                  Stock or the Subordinated Debt referred to in SECTION 8.1(E) which provides that (i) no cash interest payments shall be made in respect of such Subordinated Debt prior to the Final Maturity Date and (ii) (to the extent deemed necessary by the Administrative Agent) no payment on any guaranty in respect thereof by the Restricted License Subsidiary shall be made prior to the repayment in full of the Loan Sub-Portion and which shall otherwise be on terms (including in respect of principal amount, amortization, maturity and subordination) which are no less favorable to the Borrower and the Lenders than the terms of the Preferred Stock or related Subordinated Debt being refinanced; PROVIDED, HOWEVER, that no such Subordinated Debt shall be permitted to be incurred, issued or assumed if a Default or Event of Default has occurred which is continuing or would result therefrom.

                  (d) By amending Section 8.5 (Restricted Payments) by adding the following new clause (c) thereto immediately prior to the proviso at the end thereof:

                           (c) any Restricted Payment made as a result of any
                  refinancing of Indebtedness or any exchange or conversion of Preferred Stock into Indebtedness permitted pursuant to CLAUSES (E), (F) or (G) of SECTION 8.1;

                  (e) By amending Section 8.14 (Modification of Subordinated Debt Documents and Preferred Stock Documents) by amending clause (iv) of paragraph (a) thereof in its entirety to read as follows:



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                  (iv) change the redemption or prepayment provisions of such
         Subordinated Debt or Preferred Stock other than to extend the dates therefor or to reduce the premiums payable in connection therewith or to change the notice requirements therein;

         SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT NO. 1. This Amendment No. 1 shall become effective as of the Closing Date on the date the following conditions precedent have been satisfied (the "EFFECTIVE DATE"):

                  (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or before the Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient executed copies for each of the Lenders:

                           (i) this Amendment No. 1 executed by the Borrower and
                  the Consent, Agreement and Affirmation of Guaranty executed by the Subsidiary Guarantors;

                           (ii) an executed Acknowledgment and Consent, in the
                  form attached hereto as ANNEX B, from Lenders constituting the Required Lenders; and

                           (iii) such additional documentation as the
                  Administrative Agent or the Requisite Lenders may reasonably require.

                  (b) REPRESENTATIONS AND WARRANTIES. Except as, and to the extent, affected, if at all, by the matters disclosed in the Borrower's Form 8-K filed with the Securities and Exchange Commission on December 5, 2001 disclosing the recent arbitration and FCC actions brought by the Borrower against NBC, each of the representations and warranties made by the Borrower or any Guarantor in or pursuant to the Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party or by which the Borrower, or any Guarantor is bound, shall be true and correct in all material respects, after giving effect to the terms of this Amendment No. 1, on and as of the Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

                  (c) NO EVENTS OF DEFAULT. No Event of Default or Default shall have occurred and be continuing on the Effective Date after giving effect to the terms of this Amendment No. 1.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, (x) no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (y) except as, and to the extent, affected, if at all, by the matters disclosed in the Borrower's Form 8-K filed with the Securities and Exchange Commission on December 5, 2001 disclosing the recent arbitration and FCC actions brought by the Borrower against NBC, all of the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in any other Loan Document continue to be true and correct in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

         SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of Section 13.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment No. 1 and all other Loan Documents entered into in connection herewith,




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including the reasonable fees, expenses and disbursements of Weil, Gotshal &
Manges LLP, counsel for the Administrative Agent with respect thereto.

         SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) Upon the effectiveness of this Amendment No. 1, on and after the date hereof, each reference in the Credit Agreement to "THIS AGREEMENT", "HEREUNDER", "HEREOF" or words of like import, and each reference in each other Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                  (c) The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided herein, operate as a amendment or waiver of any right, power or remedy of any Lender, any Issuer or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute an amendment or waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  (d) This Amendment No. 1 is a Loan Document.

         SECTION 7. TITLES. The Section titles contained in this Amendment No. 1 are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment No. 1 may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

         SECTION 9. NOTICES. All communications and notices to the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

         SECTION 10. SEVERABILITY. If any term or provision set forth in this Amendment No. 1 shall be invalid or unenforceable, the remainder of this Amendment No. 1, or the application of such terms or provisions to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

         SECTION 11. SUCCESSORS. The terms of this Amendment No. 1 shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

         SECTION 12. GOVERNING LAW. This Amendment No. 1 shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.


                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       PAXSON COMMUNICATIONS CORPORATION,
                                         as Borrower


                                       By: /s/ Thomas Severson, Jr.
                                           -------------------------------------
                                           Name:  Thomas Severson, Jr.
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer



                                       CITICORP USA, INC.,
                                         as Administrative Agent


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                 CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY

         Each of the undersigned Subsidiary Guarantors hereby consents to the terms of the foregoing Amendment No. 1 in its capacity as a guarantor under the Guaranty and agrees that the terms of this Amendment No. 1 shall not affect in any way its obligations and liabilities under its guaranty, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                        On behalf of each of the Subsidiary
                                        Guarantors under the Loan Documents


                                        By:
                                            ------------------------------------
                                            Name:  Thomas Severson, Jr.
                                            Title: Vice President and Treasurer
                                            and, with respect to America 51,
                                            L.P., Vice President and Treasurer
                                            of its General and Limited Partners




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                                                                         ANNEX A
                           ACKNOWLEDGEMENT AND CONSENT


Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL  33401
Attention: Thomas E. Severson, Jr., Chief Financial Officer, with a copy to Anthony L. Morrison, Esq. General Counsel
Telecopy no:561-659-4754

390 Greenwich Street, First Floor
New York, NY  10013
Attention: Mark Floyd
Telecopy no: (212) 723 8547

         RE: PAXSON COMMUNICATIONS CORPORATION

Ladies and Gentlemen:

         Reference is made to Credit Agreement, dated as of July 12, 2001 (the "CREDIT AGREEMENT"), among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders and CIBC, Inc. and General Electric Capital Corporation each as co-documentation agents for the Lenders. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

         The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in Amendment No. 1 to Credit Agreement ("AMENDMENT NO. 1"), a form of which is attached as EXHIBIT A hereto.

         Pursuant to Section 11.1 of the Credit Agreement, the undersigned Lender hereby consents to the amendments of, and modifications to, the Credit Agreement contained in Amendment No. 1 and authorizes the Administrative Agent to execute Amendment No. 1 on its behalf.


                                       Very truly yours,

                                       -----------------------------------------
                                       (NAME OF LENDER)

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated as of January __, 2002